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                                                                      Exhibit 22


                           SUBSIDIARIES OF THE COMPANY


                                                                State or Country
Subsidiaries of the Company                                     of Incorporation
---------------------------                                     ----------------

Defense Systems Corporation                                     Nevada
HSI Properties, Inc.                                            Delaware